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As filed with the Securities and Exchange Commission on April 29, 2013

Registration No. 333-187965

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form F-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LightInTheBox Holding Co., Ltd.
(Exact name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	5961 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Building 2, Area D, Floor 1-2, Diantong Times Square
No. 7 Jiuxianqiao North Road
Chaoyang District, Beijing 100020
People's Republic of China
Telephone: +86-10-5692-0099
(Address and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
+1 (212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Leiming Chen, Esq. Simpson Thacher & Bartlett LLP c/o ICBC Tower, 35/F 3 Garden Road, Central Hong Kong +852-2514-7600	David T. Zhang, Esq. Fan Zhang, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower The Landmark 15 Queen's Road Central Hong Kong +852-3761-3300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this amendment is to amend the exhibit index and to file Exhibits 99.4 and 99.5 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only the face page, this explanatory note and Part II of the registration statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant's articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

        Under the form of indemnification agreements filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

        The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent Sales of Unregistered Securities

        During the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters' underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (U.S. dollars)	Securities Registration Exemptions
Ceyuan Ventures II, L.P.	September 28, 2010	2,323,862 Series C convertible redeemable preferred shares	$8,427,148.00	Regulation S under the Securities Act
Ceyuan Ventures Advisors Fund II, LLC	September 28, 2010	89,537 Series C convertible redeemable preferred shares	$324,693.00	Regulation S under the Securities Act

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (U.S. dollars)	Securities Registration Exemptions
GSR Ventures III, L.P.	September 28, 2010	1,844,414 Series C convertible redeemable preferred shares	$6,688,501.00	Regulation S under the Securities Act
Banean Holdings Ltd	September 28, 2010	37,641 Series C convertible redeemable preferred shares	$136,500.00	Regulation S under the Securities Act
Trustbridge Partners III, L.P.	September 28, 2010	5,356,111 Series C convertible redeemable preferred shares	$19,423,158.00	Regulation S under the Securities Act
Ceyuan Ventures II, L.P.	March 23, 2012	Convertible note	$4,333,050.00	Regulation S under the Securities Act
Ceyuan Ventures Advisors Fund II, LLC	March 23, 2012	Convertible note	$166,950.00	Regulation S under the Securities Act
GSR Ventures III, L.P.	March 23, 2012	Convertible note	$3,430,000.00	Regulation S under the Securities Act
Banean Holdings Ltd	March 23, 2012	Convertible note	$70,000.00	Regulation S under the Securities Act
Directors, officers, advisors and employees	Various dates	Options to purchase 2,744,000 ordinary shares and 2,040,010 restricted ordinary shares	Services to our company	Rule 701 under the Securities Act

Item 8.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

        See Exhibit Index beginning on page II-6 of this Registration Statement.

  (b)
  Financial Statement Schedules.

        All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.    Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (4)   For the purpose of determining any liability under the Securities Act of 1933, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People's Republic of China, on April 29, 2013.

LIGHTINTHEBOX HOLDING CO., LTD.
By:	/s/ QUJI (ALAN) GUO
	Name:	Quji (Alan) GUO
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ QUJI (ALAN) GUO Quji (Alan) GUO	Chairman and Chief Executive Officer (principal executive officer)	April 29, 2013
* Xin (Kevin) WEN	Director	April 29, 2013
* Liang ZHANG	Director	April 29, 2013
* Jun LIU	Director	April 29, 2013
* Jin-Choon (Richard) LIM	Director	April 29, 2013
* Bo FENG	Director	April 29, 2013
* Ye YUAN	Director	April 29, 2013
* Shujun LI	Director	April 29, 2013
* Zheng (Richard) XUE	Chief Financial Officer (principal financial and accounting officer)	April 29, 2013

*By:	/s/ QUJI (ALAN) GUO
	Name:	Quji (Alan) GUO Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of LightInTheBox Holding Co., Ltd. has signed this registration statement or amendment thereto in New York on April 29, 2013.

By:	/s/ DIANA ARIAS
	Name:	Diana Arias
	Title:	Senior Managing Officer Law Debenture Corporate Services Inc.

 EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement

3.1†	Third Amended and Restated Memorandum of Association of the Registrant, as currently in effect

3.2*	Form of Fourth Amended and Restated Memorandum of Association of the Registrant

4.1†	Form of Ordinary Share Certificate

4.2*	Form of Deposit Agreement between the Registrant and The Bank of New York Mellon, as depositary, and Owners and Holders of the American Depositary Shares issued therein

4.3*	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.2)

4.4†	Series A Preferred Share Purchase Agreement, dated as of April 8, 2008, among the Registrant, Light In The Box Limited, Ceyuan Ventures II, L.P., Ceyuan Ventures Advisors Fund II, LLC and certain other persons named therein

4.5†	Amendment to Series A Preferred Share Purchase Agreement, dated as of September 1, 2008, among the Registrant, Light In The Box Limited, Ceyuan Ventures II, L.P., Ceyuan Ventures Advisors Fund II, LLC and certain other persons named therein

4.6†	Series B Preferred Share Purchase Agreement, dated as of June 26, 2009, among the Registrant, Light In The Box Limited, Lanting Jishi Trade (Shenzhen) Co. Ltd., Ceyuan Ventures II, L.P., Ceyuan Ventures Advisors Fund II, LLC, GSR Ventures III, L.P. and certain other persons named therein

4.7†	Series C Preferred Share Purchase Agreement, dated as of September 28, 2010, among the Registrant, Light In The Box Limited, Lanting Jishi Trade (Shenzhen) Co. Ltd., Shenzhen Lanting Huitong Technologies Co., Ltd., Ceyuan Ventures II, L.P., Ceyuan Ventures Advisors Fund II, LLC, GSR Ventures III, L.P., Banean Holdings Ltd, Trustbridge Partners III, L.P. and certain other persons named therein

4.8†	Convertible Note Purchase Agreement, dated as of March 22, 2012, among the Registrant, Ceyuan Ventures II, L.P., Ceyuan Ventures Advisors Fund II, LLC, GSR Ventures III, L.P. and Banean Holdings Ltd

4.9†	Second Amended and Restated Shareholders Agreement, dated as of September 28, 2010, among the Registrant, Ceyuan Ventures II, L.P., Ceyuan Ventures Advisors Fund II, LLC, GSR Ventures III, L.P., Banean Holdings Ltd, Trustbridge Partners III, L.P. and certain other persons named therein

4.10†	Second Amended and Restated Restricted Share Agreement, dated as of September 28, 2010, among the Registrant, Ceyuan Ventures II, L.P., Ceyuan Ventures Advisors Fund II, LLC, GSR Ventures III, L.P., Banean Holdings Ltd, Trustbridge Partners III L.P. and certain other persons named therein

4.11†	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of September 28, 2010, among the Registrant, Ceyuan Ventures II, L.P., Ceyuan Ventures Advisors Fund II, LLC, GSR Ventures III, L.P., Banean Holdings Ltd, Trustbridge Partners III L.P. and certain other persons named therein

5.1†	Opinion of Maples and Calder regarding the issue of ordinary shares being registered

8.1†	Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. federal tax matters

Exhibit No.	Description of Exhibit

8.2†	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.3†	Opinion of TransAsia Lawyers regarding certain PRC tax matters

10.1†	Amended and Reinstated 2008 Share Incentive Plan of the Registrant

10.2†	Form of Indemnification Agreement between the Registrant and its directors and executive officers

10.3†	Form of Employment Agreement between the Registrant and its executive officers

10.4†	Exclusive Technical and Consulting Service Agreement between Lanting Jishi and Lanting Huitong

10.5†	Business Operation Agreement among Lanting Jishi, Lanting Huitong and Lanting Huitong's shareholders

10.6†	Equity Disposal Agreement among Lanting Jishi, Lanting Huitong and Lanting Huitong's shareholders

10.7†	Share Pledge Agreement among Lanting Jishi, Lanting Huitong and Lanting Huitong's shareholders

10.8†	Powers of Attorney issued by each of Lanting Huitong's shareholders

10.9†	Spousal Consent Letters issued by spouses of certain shareholders of Lanting Huitong

10.10†	Exclusive Technical and Consulting Service Agreement between Lanting Jishi and Lanting Gaochuang

10.11†	Business Operation Agreement among Lanting Jishi, Lanting Gaochuang and Lanting Gaochuang's shareholders

10.12†	Equity Disposal Agreement among Lanting Jishi, Lanting Gaochuang and Lanting Gaochuang's shareholders

10.13†	Share Pledge Agreement among Lanting Jishi, Lanting Gaochuang and Lanting Gaochuang's shareholders

10.14†	Loan Agreement between Mr. Quji (Alan) GUO and Lanting Jishi

10.15†	Powers of Attorney issued by each of Lanting Gaochuang's shareholders

12.1†	Calculation of growth in revenue attributed to repeat customers from January 1, 2008 to December 31, 2012

21.1†	Subsidiaries of Registrant

23.1†	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

23.2†	Consent of Maples and Calder (included in Exhibit 5.1)

23.3†	Consent of TransAsia Lawyers (included in Exhibit 99.2)

23.4†	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1)

23.5†	Consent of iResearch Consulting Group

24.1†	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

99.1†	Code of Business Conduct and Ethics of the Registrant

99.2†	Opinion of TransAsia Lawyers regarding certain PRC legal matters

99.3†	Revised Draft Registration Statement on Form F-1, dated August 3, 2012

99.4	Revised Draft Registration Statement on Form F-1, dated May 21, 2012

99.5	Revised Draft Registration Statement on Form F-1, dated April 11, 2012

*
To be filed by amendment.

†
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 6. Indemnification of Directors and Officers
  Item 7. Recent Sales of Unregistered Securities
  Item 8. Exhibits and Financial Statement Schedules
  Item 9. Undertakings
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
EXHIBIT INDEX